Exhibit 10.1

PROMISSORY NOTE

$400,000	Effective Date: March 31,2006

For value received, OXIS INTERNATIONAL, INC., a Delaware corporation (“Oxis”) and each of the undersigned subsidiaries of Oxis, jointly and severally, hereby promise to pay, on or before the Maturity Date (as defined below), to the order of FAGAN CAPITAL INC., a Texas corporation (the "Lender"), the principal amount of FOUR HUNDRED THOUSAND AND 00/100 DOLLARS ($400,000.00), plus all accrued and unpaid interest thereon plus any other sums owing under or pursuant to this Note, all upon the terms and conditions set forth below.

1.	Definitions. For purposes of this Note, certain other capitalized terms used herein shall have the following meanings:

(a)	“Acceleration” is defined later herein.

(b)	“Borrowers” shall mean Oxis and each of the undersigned subsidiaries of Oxis, individually, collectively, jointly, severally, and interchangeably any, each, and/or all of them.

(c)	“Effective Date” shall mean March 31, 2006.

(d)	“Event of Default” is defined later herein.

(e)	“Excluded Indebtedness” shall mean the following obligations of the Borrowers:

i.	The Existing Secured Debt in a principal amount not to exceed at any time $3,100,000, plus accrued interest thereon, plus
ii.	Any indebtedness which is specifically subordinated to this Note (and upon which no payments of principal can be made while any Financial Obligations are outstanding).

(f)	“Existing Secured Debt” shall mean the existing loan due by Borrowers to Bridge Bank N.A. whose address is 2120 El Camino Real, Santa Clara, CA 95050.,

(g)	“Financial Obligations” shall mean collectively, the principal amount of this Note, plus all accrued and unpaid interest thereon, plus any other sums owing under this Note.

(h)	“Fundamental Transaction” is defined later herein.

(i)
“Indebtedness” shall mean all indebtedness of the Borrowers (inclusive of the Financial Obligations), as the term indebtedness is generally understood; provided that the term Indebtedness specifically shall not include normal course trade debt and normal course accrued expenses which are generally being paid when due.

(j)	“Indemnified Party” is defined later herein.

(k)	“Lien” shall mean a lien and/or security interest.

(l)	“Maturity Date” is defined later herein.

(m)
“Maximum Legal Rate” shall mean the highest legal non-usurious interest rate permissible by law from time to time under the laws of the State of Texas or the federal laws of the United States, or the laws of an applicable foreign jurisdiction in the case of non-U.S. companies, as the case may be, whichever applicable laws allow the highest rate of interest to be charged on all amounts due under the Note.

(n)	“Non-Permitted Event” is defined later herein.

(o)	“Note” shall mean this Promissory Note.

(p)
“Permitted Lien” shall mean the existing Lien on a certificate of deposit owned by Borrowers, in a face amount not to exceed at any time $3,100,000, plus accrued interest, which certificate of deposit secures the Existing Secured Debt.

2.	Payments Due Under This Note.

(a)	Unless sooner paid, all principal and accrued interest shall be due and payable on June 2, 2006, or earlier upon the occurrence of an Event of Default (the “Maturity Date”).

(b)	Interest shall accrue and be payable on the outstanding principal balance until the Maturity Date at the lesser of eight percent (8%) per annum or the Maximum Legal Rate.

(c)	Upon an Event of Default, the Financial Obligations shall thereafter bear interest from such date until paid in full at the lesser of eighteen percent (18%) per annum or the Maximum Legal Rate.

(d)
Notwithstanding anything else to the contrary, it is the intent of Borrowers and Lender to conform to and contract in strict compliance with applicable usury laws from time to time in effect. All agreements between Lender and Borrowers are hereby limited by the provisions of this paragraph which shall override and control all agreements, whether now existing or hereafter arising and whether written or oral. In no way, nor in any event or contingency (including, but not limited to, prepayment, default, demand for payment, or acceleration of the maturity of any obligation), shall the interest taken, reserved, contracted for, charged or received under this Note or otherwise, exceed the maximum non-usurious amount permissible under applicable law. If, from any possible construction of any document, interest would otherwise be payable in excess of the maximum non-usurious amount, any such construction shall be subject to the provisions of this paragraph and such document shall be automatically reformed and the interest payable shall be automatically reduced to the maximum non-usurious amount permitted under applicable law, without the necessity of execution of any amendment or new document. If Lender shall ever receive anything of value which is characterized as interest under applicable law and which would apart from this provision be in excess of the maximum lawful amount, an amount equal to the amount which would have been excessive interest shall, without penalty, be applied to the reduction of the Financial Obligations other than accrued interest or shall be refunded to Borrowers to the extent such amount exceeds the then-outstanding Financial Obligations other than accrued interest. The right to accelerate maturity of this Note does not include the right to accelerate any interest which has not otherwise accrued on the date of such acceleration, and Lender does not intend to charge or receive any unearned interest in the event of acceleration. All interest paid or agreed to be paid to Lender shall, to the extent permitted by applicable law, be amortized, prorated, allocated and spread throughout the full stated term (including any renewal or extension) of the Note so that the amount of interest on account of such Note does not exceed the maximum non-usurious amount permitted by applicable law.

(e)	All interest shall be computed on the basis of a year of 360 days for the actual number of days (including the first day but excluding the last day) elapsed.

(f)
All payments on the Financial Obligations are payable in lawful money of the United States of America in immediately available funds at Fagan Capital Inc., 5201 North O'Connor Blvd. Suite 440, Irving, Texas 75039, or at such other office as the Lender may designate.

3.	Representations and Warranties of Borrowers. Borrowers hereby represent and warrant as follows:

(a)	Oxis is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware.

(b)
Each undersigned subsidiary of Oxis is a corporation or other legal entity duly organized, validly existing and in good standing under the laws of the jurisdiction shown in the signature block for each such subsidiary.

(c)	Excluding Biocheck Inc., a California corporation (“Biocheck”) which is a 51%-owned subsidiary of Oxis and which is not a party to this Note as of the Effective Date, the Borrowers do not have any other direct or indirect subsidiaries which own any assets. Within 21 days after Effective Date, Borrowers will provide a letter to Lender which is signed by an officer of Oxis reaffirming this representation, after conducting a further internal review of the status of any subsidiaries presently believed to have no assets.

(d)
The execution, delivery and performance of this Note by Borrowers are within Borrowers' corporate powers, have been duly authorized by all necessary corporate action, and do not contravene (i) Borrowers' charter or by-laws or (ii) any law or any contractual restriction binding on or affecting Borrowers or their properties;

(e)
No authorization or approval or other action by, and no notice to or filing with, any governmental authority or regulatory body is required for the due execution, delivery and performance by Borrowers of this Note and any other documents or instruments executed in connection with this Note;

(f)	This Note constitutes the legal, valid and binding obligation of Borrowers, enforceable against Borrowers in accordance with its terms;

(g)
All information and other materials concerning Borrowers which have been made available by, or on behalf of Borrowers are, when considered as a whole, complete and correct in all material respects and do not contain any untrue statement of material fact or omit to state a material fact necessary in order to make the statements contained therein not misleading in light of the circumstances under which such statements have been made.

(h)
There is no action, litigation or proceeding pending or, to the knowledge of Borrowers, threatened against Borrowers before any court or administrative agency which might result in any material adverse change in the business or financial condition of Borrowers.

4.	Representations and Warranties of Lender. Lender hereby represents and warrants as follows:

(a)	Lender represents that Lender has full power and authority to enter into and purchase this Note.

(b)
This Note is being purchased for investment for Lender’s own account, not as a nominee or agent, and not with a view to the public resale or distribution thereof within the meaning of the 1933 Act, and Lender has no present intention of selling, granting any participation in, or otherwise distributing the same.

(c)
Lender has received or has had full access to all the information it considers necessary or appropriate to make an informed investment decision with respect to the Note.  Lender further has had an opportunity to ask questions and receive answers from Borrowers regarding the terms and conditions of the offering of the Note and to obtain additional information (to the extent the Borrowers possessed such information or could acquire it without unreasonable effort or expense) necessary to verify any information furnished to Lender.

(d)
Lender understands that the purchase of the Note involves substantial risk.  Lender has experience as an investor in securities of companies and acknowledges that Lender is able to fend for itself, can bear the economic risk of Lender’s investment in the Note and has such knowledge and experience in financial or business matters that Lender is capable of evaluating the merits and risks of this investment in the Note and protecting its own interests in connection with this investment.

(e)
Lender understands that this Note may be characterized as a “restricted security” under the 1933 Act and Rule 144 promulgated thereunder inasmuch as it is being acquired from the Borrowers in a transaction not involving a public offering, and that under the 1933 Act and applicable regulations thereunder such Note may be subject to restrictions on resale.  Lender understands that the Borrowers are under no obligation to register the Note.

5.	Covenants of Borrowers. So long as any portion of the Financial Obligations shall remain outstanding, unless the Lender shall otherwise consent in writing:

(a)	Borrowers will comply in all material respects with all applicable laws, ordinances, rules, regulations, orders and other requirements of governmental authorities;

(b)
Borrowers will maintain and preserve their existence, rights and privileges, intellectual property, licenses and franchises and obtain, maintain and preserve all permits, licenses, authorizations and approvals that are necessary in the proper conduct of their business;

(c)
Borrowers will keep adequate and proper records and books of account, in which complete and correct entries will be made in accordance with generally accepted accounting principles consistently applied, reflecting all financial matters and transactions in relation to the business and activities of Borrowers and their subsidiaries and affiliates;

(d)
Borrowers shall file, on a timely basis, all Federal, state and local tax returns and other reports required by applicable law to be filed by Borrowers and all taxes, assessments and other charges imposed by any governmental authority upon Borrowers or any property of Borrowers (including, without limitation, all federal income and social security taxes on employees' wages) and all such taxes, assessments and other charges which become due and payable shall be paid when due;

(e)
Borrowers will not merge or consolidate with any person or entity or sell, convey, transfer, lease or dispose of (whether in one transaction or in a series of transactions) all or substantially all of their assets to any person or entity, or abandon all or substantially all of their assets (any such transaction, a "Fundamental Transaction"); provided, however, that Borrowers may consummate a Fundamental Transaction if (i) Borrowers are the surviving entities and, after the consummation of such Fundamental Transaction, Borrowers will reaffirm in writing their obligations under this Note if requested to do so by Lender, (ii) no other provision of this Note would be violated by or after consummation of such Fundamental Transaction, and (iii) no Non-Permitted Event shall have occurred either before or after giving effect to such Fundamental Transaction;

(f)	Borrowers shall not incur or maintain total Indebtedness, other than Excluded Indebtedness, which at any time exceeds a total of $1,000,000;

(g)
Other than the Permitted Lien, Borrowers shall not pledge, grant or convey to any other party a Lien in or on any of the assets of Borrowers. If Borrowers should attempt to grant any Lien other than the Permitted Lien to a creditor, Borrowers shall be deemed hereby to have pledged, granted and conveyed to Lender, to secure all Financial Obligations, a prior Lien in the collateral subject to such Lien, and the Lien of such creditor shall be automatically subordinated to the Lien of Lender;

(h)	Oxis shall not reduce its ownership of the capital stock of Biocheck or its voting interest in Biocheck below fifty one percent (51%);

(i)	Oxis shall not make any distributions or dividends of any of its cash or assets to any of its shareholders and shall not redeem or repurchase any of its outstanding capital stock;

(j)
Any transaction which Borrowers purport to enter into, which would be in violation of Borrowers’ covenants in Sections 5(f), 5(g), 5(h), or 5(i) of this Note shall be null and void and of no force or effect;

(k)
If subsequent to the Effective Date, Borrowers increase their ownership of the capital stock of or voting interest in Biocheck to 80% or greater, Borrowers will immediately cause Biocheck to enter into this Note as one of the joint and several obligors hereunder (or at the option of Lender, to enter into a full guaranty of this Note); and

(l)
Subsequent to the Effective Date, Borrowers will not acquire or form, or contribute any assets to any existing, acquired or newly formed subsidiary, in any jurisdiction worldwide, without simultaneously causing each such entity to become a joint and several obligor under this Note (or at the option of Lender, to enter into a full guaranty of this Note).

(m)
If subsequent to the Effective Date, Borrowers discover than any of their existing subsidiaries which are not obligors under this Note, in fact have any assets whatsoever, Borrowers will immediately cause each subsidiary which has assets to become a joint and several obligor under this Note (or at the option of Lender, to enter into a full guaranty of this Note).

6.
Payments and Prepayments. Borrowers may, at their option, prepay the principal amount of the Note, in whole at any time and in part from time to time. No check, draft or other instrument shall constitute final payment unless and until such checks, drafts or instruments have actually been collected. Any monies received shall be applied first to accrued and unpaid interest hereunder, second to principal of the Note, and third to any other Financial Obligations.

7.	Non-Permitted Event. Any of the following events will be a “Non-Permitted Event”:

(a)	Borrowers shall fail to pay any principal of, or interest on, this Note when due (whether by scheduled maturity, acceleration, demand or otherwise):

(b)	Any representation or warranty made by Borrowers in this Note shall have been incorrect in any material respect when made;

(c)	Borrowers shall fail to perform or observe any term, covenant or agreement contained in the Note;

(d)	Borrowers or any of their subsidiaries shall fail to pay when due any payment on any debt for borrowed money or other similar obligation or liability in excess of $200,000;

(e)
One or more judgments or orders for the payment of money exceeding any applicable insurance coverage by more than $200,000 in the aggregate shall be rendered against Borrowers or any of their subsidiaries;

(f)
Borrowers or any of their subsidiaries shall be generally not paying their debts as such debts become due, or shall admit in writing their inability to pay their debts generally, or shall make a general assignment for the benefit of creditors;

(g)
The filing by or against Borrowers of any voluntary or involuntary petition in bankruptcy or any petition for relief under the federal bankruptcy code or any other state or federal law for the relief of debtors; provided , however , with respect to an involuntary petition in bankruptcy, such petition has not been dismissed within sixty (60) days after the filing of such petition;

(h)
The execution by Borrowers of an assignment for the benefit of creditors or the appointment of a receiver, custodian, trustee or similar party to take possession of a material portion of Borrowers’ assets or property.

(i)
Any provision of this Note shall at any time for any reason be declared to be null and void by a court of competent jurisdiction, or the validity or enforceability thereof shall be contested by Borrowers, or a proceeding shall be commenced by Borrowers seeking to establish the invalidity or unenforceability thereof, or Borrowers shall deny that they have any liability or obligation hereunder or thereunder.

8.
Event of Default. If any Non-Permitted Event occurs and is not cured within five (5) days after written notice is delivered to Borrowers regarding such Non-Permitted Event, then such Non-Permitted Event will constitute an “Event of Default”. Upon an Event of Default, all Financial Obligations will become immediately due and payable ("Acceleration"), without the need for any further action on the part of Lender. Lender will have, in addition to its rights and remedies under this Note, full recourse against any real, personal, tangible or intangible assets of Borrowers, and may pursue any legal or equitable remedies that are available to Lender, and Lender may take any other actions or remedies available to it under this Note or other applicable law. Borrowers will not have an opportunity to cure any Event of Default, and prevent Acceleration, if Borrowers have failed to cure within the cure period provided in this Section 8, absent written Lender approval at such time, which approval may be granted or withheld in Lender's sole discretion.

9.
Amendments and Waivers of Note Provisions. No amendment of any provision of this Note shall be effective unless it is in writing and signed by Borrowers and Lender, and no waiver of any provision of this Note, and no consent to any departure therefrom, shall be effective unless it is in writing and signed by Lender, and then such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given. No course of dealing between Borrowers and Lender will operate as a waiver or modification of any party’s rights or obligations under this Note.  No delay or failure on the part of Lender in exercising any right or remedy under this Note will operate as a waiver of such right or any other right.  A waiver given on one occasion will not be construed as a bar to, or as a waiver of, any right or remedy on any future occasion.

10.
Joint and Several Obligation. It is the express intention of Lender and Borrowers that the obligations under this Note shall be joint and several as to Borrowers. The fact that this Note is a joint and several obligation of Borrowers, is a material inducement and bargained-for exchange pursuant to which Lender has agreed to purchase this Note. Borrowers agree that they have received or shall receive a material benefit, whether direct or indirect, from entering into this Note, and do hereby waive any claim or argument, whether now or hereafter existing, relating in any way to fraudulent conveyance or lack of consideration for entering into this Note.

11.	Other Waivers by Borrowers. Presentment for payment, demand, notice of nonpayment or nonperformance, protest, notice of protest, notice of intent to accelerate, notice of acceleration, and all other notices (except only for any notices which are specifically required by this Note), filing of suit and diligence in collecting this Note or enforcing any of the security herefor are hereby waived by Borrowers, all makers, sureties, guarantors and endorsers hereof. This Note shall be the joint and several obligation of Borrowers, all makers, sureties, guarantors and endorsers, and shall be binding upon them and their successors and assigns. Borrowers, and any endorsers, or guarantors hereof, severally waive and relinquish, to the fullest extent permitted by law, all rights to the benefits of any moratorium, reinstatement, marshaling, forbearance, valuation, stay, extension, redemption, appraisement, and exemption now or hereafter provided by the constitution and laws of the United States of America and of each state thereof and any other jurisdiction, both as to themselves and in and to all of their property, real and personal, against the enforcement of the obligations evidenced by this Note.

12.
Exercise of Remedies. No failure on the part of the Lender to exercise, and no delay in exercising, any right hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such right preclude any other or further exercise thereof or the exercise of any other right.

13.
Severability; Unenforceability; Deemed Amendment. The invalidity or unenforceability of any term or provision of this Note will not affect the validity or enforceability of any other term or provision hereof.  Any provision of this Note which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining portions hereof or thereof or affecting the validity or enforceability of such provision in any other jurisdiction. With respect to any jurisdiction, it is also the intent and agreement of the Borrowers and Lender that this Note shall be deemed amended by modifying such invalid or unenforceable provision to the extent necessary to make it legal and enforceable while preserving its intent or, if that is not possible, by substituting therefor another provision that is legal and enforceable and achieves the same objectives.

14.
Fees and Expenses. Borrowers hereby agree to reimburse on demand, to Lender all costs and expenses (including, without limitation, all legal fees and expenses) incurred by Lender in connection with (i) the preparation, execution, delivery and administration of this Note, and (ii) the enforcement of Lender's rights, and the collection of all amounts due, hereunder. Notwithstanding the above, in connection with the preparation and execution of this Note, Lender’s costs and expenses will be deemed to be exactly $4500, for work performed through the Effective Date only.

15.
Indemnification. Borrowers hereby indemnify and hold harmless to the fullest lawful extent the Lender and each of its directors, officers, shareholders, employees, agents, affiliates and advisors (each, an “Indemnified Party”) from and against any and all claims, damages, losses, liabilities and expenses (including, without limitation, all legal fees and expenses) which may be incurred by or asserted against Lender or any other Indemnified Party in connection with or arising out of any investigation, litigation or proceeding related to or arising out of this Note or any other related document or instrument or any transaction contemplated hereby or thereby (but in any case excluding any such claims, damages, losses, liabilities or expenses incurred solely by reason of the gross negligence or willful misconduct of any such Indemnified Party). The obligations of Borrowers under this Section shall survive the payment in full of this Note.

16.
Exchange Rights. At any time on or before the repayment of the Financial Obligations in full, if Borrowers enter into an agreement with any party other than Lender, to incur debt, then Lender may, at Lender’s sole option and discretion, exchange the remaining Financial Obligations due under this Note into such debt arrangement, on the same terms and conditions (including the right to receive or purchase any equity-linked securities which are offered to such other debt providers in conjunction with such debt offering).

17.
Assignment. This Note is freely transferable and assignable by Lender, provided that such transfer is made in compliance with all applicable state and federal laws.  Any reference to Lender herein will be deemed to refer to any subsequent transferee of this Note at such time as such transferee acquires title to this Note.   This Note may not be assigned or delegated by Borrowers, whether by voluntary assignment or transfer, operation of law, merger or otherwise.

18.
No Impairment. Borrowers will not, by amendment of any of Borrowers’ charters, by-laws or similar governing documents, or through any reorganization, recapitalization, transfer of assets, consolidation, merger, dissolution, issue or sale of securities or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms and covenants to be observed or performed hereunder by Borrowers, but will at all times in good faith assist in the carrying out and abidance of all the terms and covenants of this Note and in the taking of all such action as may be necessary or appropriate in order to protect the intent of all the terms and covenants of this Note.

19.
Notices. All notices and other communications provided for hereunder shall be in writing and shall be mailed, telecopied or delivered, if to Lender, to Fagan Capital Inc., 5201 North O'Connor Blvd. Suite 440, Irving, Texas 75039, facsimile no.: 972-869-4066; and if to Borrowers, to Oxis International Inc., 323 Vintage Park Drive, Suite B, Foster City, California 94404, facsimile no.: 650-573-1969 attention: Steven Guillen; or at such other addresses as shall be designated in a written notice complying as to delivery with the terms of this paragraph. All such demands, notices, and other communications shall be effective (i) if mailed, three days after being deposited in the mails, (ii) if telecopied, when received, and (iii) if delivered, upon delivery.

20.
Headings.  The headings of this Note have been inserted for convenience of reference only and shall in no way restrict or otherwise modify any of the terms or provisions hereof or affect in any way the meaning or interpretation of this Note.

21.
Pronouns and Plurals. Whenever the context may require, any pronoun used in this Note shall include the corresponding masculine, feminine, or neuter forms, and the singular form of nouns, pronouns, and verbs shall include the plural and vice versa.

22.
Further Action. Borrowers and Lender shall execute all documents, provide all information, and take or refrain from taking all actions as may be necessary or appropriate to comply with the terms and covenants of this Note.

23.
Binding Effect. The terms and covenants of this Note shall be binding upon and enforceable by Borrowers and Lender and their respective executors, administrators, successors, personal represent-atives, heirs, and assigns.

24.	Replacement of Note. On receipt by Borrowers of evidence of the loss, theft, destruction or mutilation of this Note, Borrowers shall execute and deliver, in lieu thereof, a new Note of like tenor.

25.
Entire Agreement. This Note constitutes the entire agreement and understanding between Borrower and Lenders relating to the subject matter hereof and thereof and supersedes all prior representations, inducements, promises, projections, endorsements, premises, agreements, memoranda, communications, negotiations, discussions, understandings, and arrangements, whether oral, written, or inferred, between the parties relating to the subject matter hereof.

26.
Counterparts. This Note may be executed in any number of counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. The parties intend that faxed versions or pdf versions of signature pages will be enforceable without presentation of the manually executed signature pages.

27.
Jurisdiction. BORROWERS HEREBY (A) IRREVOCABLY SUBMIT TO THE EXCLUSIVE JURISDICTION OF ANY TEXAS STATE OR FEDERAL COURT SITTING IN DALLAS, TEXAS IN ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS NOTE, (B) WAIVE ANY DEFENSE BASED ON DOCTRINES OF VENUE OR FORUM NON CONVENIENS, OR SIMILAR RULES OR DOCTRINES, AND (C) IRREVOCABLY AGREE THAT ALL CLAIMS IN RESPECT OF SUCH AN ACTION OR PROCEEDING MAY BE HEARD AND DETERMINED IN SUCH TEXAS STATE OR FEDERAL COURT.

28.	Jury Trial. BORROWERS AND LENDER MUTUALLY WAIVE ANY RIGHT TO TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM ARISING OUT OF OR RELATING TO THIS NOTE.

29.
Governing Law. This Note shall be governed by, and construed and interpreted in accordance with, the internal laws of the State of Texas applicable to contracts made and to be performed therein without consideration as to choice of law.

IN WITNESS WHEREOF, the undersigned have executed this Note under seal as of the date first set forth above.

OXIS INTERNATIONAL, INC., a Delaware corporation
By: /s/ Steven T. Guillen
Name: Steven T. Guillen
Title: President & CEO

OXIS HEALTH PRODUCTS, INC., a Delaware corporation
By: /s/ Steven T. Guillen
Name: Steven T. Guillen
Title: President & CEO

OXIS THERAPEUTICS, INC., a Delaware corporation
By: /s/ Steven T. Guillen
Name: Steven T. Guillen
Title: President & CEO

AGREED TO AND ACCEPTED:

FAGAN CAPITAL, INC.

By: /s/ William S. Fagan
William S. Fagan, President